EXHIBIT 77Q2
Section 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE BLACKROCK BROAD INVESTMENT GRADE 2009 TERM TRUST
INC. (BCT)
BCT SUBSIDIARY INC. (BCTS)
THE BLACKROCK INCOME TRUST INC. (BKT)
THE BLACKROCK INCOME OPPORTUNITY TRUST (BNA)
THE BLACKROCK HIGH YIELD TRUST (BHY)
BLACKROCK CORE BOND TRUST (BHK)
BLACKROCK STRATEGIC BOND TRUST (BHD)
THE BLACKROCK INVESTMENT QUALITY MUNICIPAL TRUST INC.
(BKN)
THE BLACKROCK CALIFORNIA INVESTMENT QUALITY
MUNICIPAL TRUST INC. (RAA)
THE BLACKROCK FLORIDA INVESTMENT QUALITY MUNICIPAL
TRUST (RFA)
THE BLACKROCK NEW JERSEY INVESTMENT QUALITY
MUNICIPAL TRUST INC. (RNJ)
THE BLACKROCK NEW YORK INVESTMENT QUALITY MUNICIPAL
TRUST INC. (RNY)
BLACKROCK FLORIDA MUNICIPAL INCOME TRUST (BBF)
BLACKROCK MUNICIPAL INCOME TRUST (BFK)
BLACKROCK CALIFORNIA MUNICIPAL INCOME TRUST (BFZ)
BLACKROCK NEW JERSEY MUNICIPAL INCOME TRUST (BNJ)
BLACKROCK NEW YORK MUNICIPAL INCOME TRUST (BNY)

Section 16(a) of the Securities Exchange Act of
 1934 (the "1934 Act") and
Section 30(h) of the Investment Company Act of 1940 (the "1940 Act")
require a Trust's officers and Directors/Trustees,
 officers and directors of the
Trust's investment adviser, affiliated persons
 of the investment adviser, and
persons who beneficially own more than ten percent of the Trust's Shares to file certain reports of ownership
("Section 16 filings") with the Securities and Exchange Commission and the New York Stock
Exchange or the American
Stock Exchange (as applicable) and each of the
 Trusts.  As a convenience to
the Directors/Trustees, [BlackRock (the
investment adviser to the Trusts)
assists the Directors/Trustees and officers
 in making their Section 16 filings.
Based upon each Trust's review of the copies
 of such forms effecting the
Section 16 filings received by it, each Trust believes that for its fiscal year ended in 2002, all filings applicable to such
 persons were completed and filed,
except for those instances discussed below.
 During fiscal year 2002, it came
to the attention of the Trusts that, due to an administrative oversight, Form 5s had not been filed on behalf of Messrs.
 Cavanagh, Mondale, LaForce, and
Brimmer with respect to certain share equivalents
 credited to them in one or
more of BCT, BKT, BNA, BHY, BHK and/or BHD pursuant to deemed quarterly investments under the Trust's deferred compensation plan in fiscal
years 2001 and 2002. For such quarterly deferred
 compensation transactions
in 2000 and 2001, Form 5s in respect of 2000 and
 2001 were filed in
September of 2002.  In addition, due to
administrative oversight, one late
report was filed on behalf of each of Messrs.
 Cavanagh (BHK), La Force
(BHD) and Kapito (BNJ) with respect to one transaction each. In addition,
Section 30(h) of the 1940 Act requires that an investment company's investment adviser and certain of the investment
 adviser's affiliates file Form
3s with respect to the Trusts.  For each of BCT,
 BKT, BNA, BHY, BHK,
BHD, BKN, BBF, BFK, BFZ, BNJ, and BNY, the
Trust's investment adviser
and/or certain affiliates of the investment adviser either acting as sub-advisor to a Trust or owning Trust shares filed late
 Form 3s in October of 2002.




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